Exhibit 99.1

FGI INDUSTRIES ANNOUNCES THIRD QUARTER 2023 RESULTS

EAST HANOVER, N.J., November 8, 2023 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the third quarter 2023.

THIRD QUARTER 2023 HIGHLIGHTS

(As compared to the third quarter of 2022)

▪	Total revenues of $29.9 million, (22.3%) y/y
▪	Gross profit of $7.8 million, (2.6%) y/y, Gross margin of 26.2%, +530 bps y/y
▪	Net Income of $0.3 million
▪	Adjusted net income of $0.4 million*
▪	Adjusted operating income of $0.6 million*

* Adjusted net income and Adjusted operating income constitute non-GAAP financial measures. Please see the attached appendix for details.

MANAGEMENT COMMENTARY

“We are beginning to see some signs of normalization in inventory levels and order patterns in certain categories; however, inventory de-stocking continues to impact our results, with the recent macro headwinds impacting overall demand across our categories,” stated David Bruce, President and Chief Executive Officer of FGI.    “While our top-line results are facing challenges, we continue to see the benefits of our margin improvement initiatives, with gross margin improving 530 basis points from last year.  As a result, our gross profit declined only 3% during the third quarter despite the 22% drop in revenues.  We could see some short-term variability in our gross margins as we invest in our growth initiatives and see a rebound in our pro channel and bath furniture business, but we believe that our improved gross margin profile should be sustainable longer-term owing to our strategic focus on higher-margin categories and improved operating scale.”

“While we are disappointed by our recent revenue results, we are encouraged by our Brands, Products, and Channel (BPC) growth initiatives, which will enable us to drive above-market growth in the coming years,” noted Bruce.  “We remain steadfast in our efforts to continue our strategic investments in this promising direction.  Despite the recent market dislocation, we once again made important progress on our strategic targets during the third quarter.  Last quarter we announced an important licensing agreement that gives us access to a new overflow toilet technology, which we think will be an important differentiator in the market, and we are excited to announce that we have expanded this agreement to include our Canadian market.  We look forward to launching this platform as well as many other new offerings at the Kitchen & Bath show in early 2024.  During the quarter, we also made a strategic investment with a major retail customer to lay the groundwork for future growth. We also continue to make key progress on our new digital custom kitchen cabinetry venture, which we have discussed in recent quarters and expect to be an important driver for our kitchen business.”

“We maintained our strict financial discipline during the quarter, resulting in a cash balance of nearly $5.4 million at the end of the third quarter, which combined with our borrowing capacity, resulted in total liquidity of $20.9 million,” stated Perry Lin, Chief Financial Officer of FGI. “Given the successful implementation of our BPC strategy, we continue to believe the highest and best use of our capital is for internal investment and this will remain our priority in the near-term; however, we will also continue to evaluate opportunities for strategic M&A.”

“We continue to make progress on our strategic growth initiatives, and we have several exciting programs that should contribute to improved growth opportunities in the coming quarters,” continued Bruce.  “The demand environment remains uneven, which is prolonging the de-stocking headwinds that have impacted results over the last year, with several industry forecasters predicting mid-to-high single-digit declines in home improvement industry spending in 2024.  While this will impact our business, we believe our execution of the BPC strategy, coupled with our strategic investments, will allow us to outpace the negative market predictions and should enable FGI to drive organic growth in the coming year.  As we have previously mentioned, we continue to invest in our business for the long-term, regardless of the near-term market and business environment.”

“Softening consumer demand coupled with continued de-stocking and investments for future growth, including the previously mentioned investment with a major retail customer, have caused us to revise our full-year outlook.  As a result, we now expect full year 2023 revenues of $115 million to $120 million, adjusted operating income of $2.0 million to $2.8 million and adjusted net income of $1.0 million to $1.5 million,” concluded Bruce.

STRATEGIC UPDATE

FGI intends to drive long-term shareholder value through the execution of its Brands, Products and Channel (BPC) strategy to drive organic growth, enhanced financial performance, and efficient capital deployment.  Some of the key accomplishments during the third quarter of 2023 were as follows:

●	BPC Strategy: FGI has continued to invest in its BPC strategy despite the market challenges, which is expected to drive improved organic growth longer-term. Some of the key successes during the quarter were as follows:

◾	Last quarter, FGI announced it entered into a 5-year licensing agreement that will provide the Company access to an industry leading overflow toilet technology, and during the third quarter, this agreement was expanded to include the Company’s Canadian operations. FGI expects to launch new sanitaryware products utilizing this technology at the 2024 Kitchen & Bath Show.

◾	FGI continues to focus on its initiatives to expand geographically, with recently signed agreements providing entry into India, Eastern Europe, Australia, and the UK. During the third quarter, FGI initiated a partnership with its first distribution partner in India, while our products were approved for use in large commercial projects for a new national construction company customer.

◾	The company is unveiling an exciting collaboration with Vurtu.uk, a highly regarded bath distributor in the U.K. Under this exclusive arrangement, FGI will be the sole supplier of sanitaryware, featuring a range of new toilets and sinks including the Company’s innovative rimless technology toilet. Vurtu.uk will showcase FGI’s products on popular e-commerce platforms such as ManoMano, Home Base, and B&Q, as well as extending this exceptional offering to their entire customer base.

◾	The Company continued to execute on recently announced awards, including its online shower door program for an existing large Canadian retail partner that commenced in June 2023, and the roll-out of FGI’s industry leading shower wall program into as many as 300 locations of a large U.S. retailer. Both programs are on track and should contribute to improved shower systems orders in the fourth quarter and into 2024.

◾	FGI won a significant award for new business with a major U.S. retailer that has agreed to expand their in-store bath furniture assortment with FGI. Several new collections consisting of over 20 new bath furniture items will be added featuring brand new and exciting finishes, styles and configurations that will roll into stores in the second quarter 2024.

◾	FGI was awarded a new toilet program at a major national U.S. wholesaler. This program will include unique product updates to current toilet offerings at this customer while also adding the recently announced new overflow toilet to the program. We expect this program to begin shipping in Q1 2024.

◾	The custom-cabinetry business continues to grow rapidly, with significantly higher incremental gross margins than the group average. The premium Covered Bridge brand added 93 new dealers thus far in 2023, bringing the total active dealer count to 198 at the end of the third quarter. The company continues to make progress on its new digital custom kitchen cabinetry investment, which is expected to formally launch in early 2024. FGI will have a large display at the 2024 Kitchen & Bath show that showcases its Covered Bridge custom kitchen cabinetry line.

●	Enhanced Margin Performance: FGI generated another period of strong gross margin performance with third quarter gross margin of 26.2%, up from 20.9% in the same period last year. The Company’s strategic decision to focus on higher-margin categories and improved product mix has been the main driver of the improved performance. Third quarter gross margin declined modestly on a sequential basis from the second quarter owing to expected investment spending for the Company’s new overflow technology, as well as promotional spending to support a new program with a large customer that is expected to drive future placements with the customer.

●	Efficient Capital Deployment: The Company will continue to prioritize capital deployment in support of organic growth opportunities, while continuing to evaluate strategic M&A opportunities. With total liquidity of $20.9 million at September 30, 2023, the Company believes it has sufficient financial flexibility to fund its organic growth strategy.

THIRD QUARTER 2023 RESULTS

Revenue totaled $29.9 million during the third quarter of 2023, a decrease of 22.3% compared to the prior-year period, driven by continued inventory de-stocking, as well as end market demand weakness in the broader home improvement market.

●	Sanitaryware revenue was $20.7 million during the third quarter of 2023, down from $25.5 million in the prior-year period, due to de-stocking headwinds, particularly in the pro channel, and more muted demand trends. Sanitaryware revenue increased 10.2% sequentially from the second quarter of 2023, the second consecutive quarter of sequential revenue gains, as some customers are beginning to return to more normal order patterns and new customer programs are benefitting results.

●	Bath Furniture revenue was $2.5 million during the third quarter of 2023, a decline from revenue of $5.6 million in the prior-year period. The broader bath furniture market continues to be one of the product categories more impacted by the recent macro headwinds. FGI’s product mix in bath furniture is more focused on higher-end priced products, which are experiencing more pronounced weakness than lower cost products in the space. As a result of the recent market trends, FGI is expanding its product offering in the mid-tier category to better address current demand.

●	Shower Systems revenue was $4.9 million during the third quarter, down from $5.4 million last year, but up 15% sequentially from the second quarter of 2023. While the shower business has experienced some modest inventory de-stocking, demand trends remain steady and recently launched programs are gaining momentum. These new programs include the online shower door program with a large Canadian retailer, as well as the new shower wall systems roll-out at up to 300 locations of a large U.S. retailer during the second half of 2023.

●	Other revenue, which consists primarily of the custom kitchen cabinetry business, was $1.7 million during the third quarter, down modestly from $2.0 million last year. Momentum in the business remains strong, as the Company continues to add new dealers to the network and the new kitchen cabinetry initiative is on track for launch in early 2024.

Gross profit was $7.8 million during the third quarter of 2023, a decrease of only 2.6% compared to last year, while gross margins improved to 26.2%, up 530 basis points from the prior-year period.  Gross margins continue to benefit from a shift in revenue mix towards higher-margin products, lower logistics costs, and the full benefit of pricing actions taken during 2022.

Operating income was $0.5 million during the third quarter of 2023, down from income of $1.7 million in the prior-year period.  Operating income during the third quarter of 2023 included non-recurring expenses of $0.1 million for IPO legal fees, business expansion expense, and IPO-related stock-based compensation.  Excluding these non-recurring expenses, adjusted operating income was $0.6 million during the third quarter.  The decline in operating income was a result of the revenue headwinds and continued investments in growth initiatives, partially offset by the improved gross margin realization.  The Company continues to invest in its BPC growth strategy despite the short-term revenue pressures.  The increase in operating expenses during the third quarter included marketing spend for the recently launched overflow toilet product line and expenses tied to new custom kitchen cabinetry business development opportunities.  As a result, operating margin was 1.6% during the third quarter, down from 4.3% in the same period last year.

The Company reported a GAAP net income of $0.3 million, or $0.04 per diluted share during the third quarter of 2023, versus net income of $1.3 million, or $0.13 per diluted share, in the same period last year.  Net income for the third quarter of 2023 included after-tax expenses of $0.1 million related to IPO legal fees, business expansion expense, and IPO-related stock-based compensation.  Excluding these items, adjusted net income for the third quarter of 2023 was $0.4 million, or $0.05 per diluted share.

FINANCIAL RESOURCES AND LIQUIDITY

As of September 30, 2023, the Company had $5.4 million of cash and cash equivalents, total debt of $8.0 million and $15.6 million of availability under its credit facilities net of letters of credit. Combined with cash and cash equivalents, total liquidity was $20.9 million at September 30, 2023.

FINANCIAL GUIDANCE

FGI believes the long-term outlook for the repair and remodel markets remains attractive, and the Company continues to be encouraged by the progress achieved on its organic growth initiatives through the BPC strategy. While the Company has made excellent progress on its margin improvement initiatives, this has been offset by near-term inventory de-stocking pressure from key customers, uneven demand trends across our sales geographies coupled with continued strategic investments throughout the organization for future growth. As a result of these factors, the Company has revised its fiscal 2023 guidance as follows:

●	Total Revenue of $115 million and $120 million
●	Total Adjusted Operating Income of $2.0 million and $2.8 million
●	Total Adjusted Net Income of $1.0 million to $1.5 million

The Company’s 2023 guidance includes roughly $0.8 million in costs related to investments with a major retail customer in addition to a previously announced new custom kitchen cabinetry business venture. Guidance for adjusted operating income and adjusted net income is presented on an adjusted basis and excludes non-recurring items. All guidance is current as of the time provided and is subject to change.

THIRD QUARTER CONFERENCE CALL

FGI will conduct a conference call on Thursday, November 9 at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-844-826-3035
International Live:	1-412-317-5195

To listen to a replay of the teleconference, which will be available through November 23, 2023:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10183265

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring expenses, including expenses related to COVID-19 protocols, non-recurring compensation expenses related to our IPO, and one-time anti-dumping penalty expenses. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as expenses related to COVID-19 protocols, unusual litigation fees and non-recurring compensation expenses related to our IPO. We define Adjusted Operating Margins as adjusted income from operations divided by revenue.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain non-recurring expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of full year 2023 Adjusted Operating Income and 2023 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the effect of the COVID-19 pandemic and the associated impact on the national and global economy, the company’s planned product launches and new customer partnerships, the effect of supply chain disruptions and freight costs and estimates of customer de-stock and timing of market recoveries. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2022, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Paul Bartolai, CFA

773-489-5692

FGI@val-adv.com

FGI INDUSTRIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2023	December 31, 2022
	USD	USD
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$5,369,947	$10,067,428
Accounts receivable, net	16,602,725	14,295,859
Inventories, net	9,633,998	13,292,591
Prepayments and other current assets	4,446,969	2,588,081
Prepayments and other receivables – related parties	11,004,487	5,643,649
Total current assets	47,058,126	45,887,608

PROPERTY AND EQUIPMENT, NET	1,408,674	1,269,971

OTHER ASSETS
Operating lease right-of-use assets, net	15,512,101	9,815,572
Deferred tax assets, net	1,408,629	1,265,539
Other noncurrent assets	1,559,421	2,128,240
Total other assets	18,480,151	13,209,351
Total assets	$66,946,951	$60,366,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$7,962,203	$9,795,052
Accounts payable	14,052,847	14,718,969
Accounts payable – related parties	2,485,764	104,442
Income tax payable	222,314	33,350
Operating lease liabilities – current	1,467,049	1,543,031
Accrued expenses and other current liabilities	3,650,658	3,580,359
Total current liabilities	29,840,835	29,775,203

OTHER LIABILITIES
Operating lease liabilities – noncurrent	13,920,716	7,847,317
Total liabilities	43,761,551	37,622,520

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 9,500,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022)	950	950
Additional paid-in capital	20,791,752	20,459,859
Retained earnings	3,874,561	3,679,920
Accumulated other comprehensive loss	(1,415,820)	(1,396,319)
FGI Industries Ltd. shareholders’ equity	23,251,443	22,744,410
Non-controlling interests	(66,043)	—
Total shareholders’ equity	23,185,400	22,744,410
Total liabilities and shareholders’ equity	$66,946,951	$60,366,930

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	USD	USD	USD	USD
REVENUES	$29,932,612	$38,544,062	$86,284,791	$129,928,316

COST OF REVENUES	22,103,325	30,503,452	63,242,944	105,942,167

GROSS PROFIT	7,829,287	8,040,610	23,041,847	23,986,149

OPERATING EXPENSES
Selling and distribution	4,572,593	4,268,355	14,084,200	13,308,414
General and administrative	2,351,307	1,865,325	6,746,055	5,801,294
Research and development	423,697	238,638	1,152,554	788,054
Total operating expenses	7,347,597	6,372,318	21,982,809	19,897,762

INCOME FROM OPERATIONS	481,690	1,668,292	1,059,038	4,088,387

OTHER INCOME (EXPENSES)
Interest income	1,102	306	6,524	439
Interest expense	(16,382)	(159,033)	(559,730)	(398,225)
Other income, net	49,598	71,750	19,357	104,521
Total other income (expenses), net	34,318	(86,977)	(533,849)	(293,265)

INCOME BEFORE INCOME TAXES	516,008	1,581,315	525,189	3,795,122

PROVISION FOR INCOME TAXES
Current	225,127	254,917	539,681	724,716
Deferred	(52,611)	54,256	(143,090)	97,541
Total provision for income taxes	172,516	309,173	396,591	822,257

NET INCOME	343,492	1,272,142	128,598	2,972,865
Less: net loss attributable to non-controlling shareholders	(66,043)	—	(66,043)	—
Net income attributable to FGI Industries Ltd. Shareholders	409,535	1,272,142	194,641	2,972,865

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(44,497)	(879,727)	(19,501)	(1,006,323)

COMPREHENSIVE INCOME	298,995	392,415	109,097	1,966,542
Less: comprehensive loss attributable to non-controlling shareholders	(66,043)	—	(66,043)	—
Comprehensive income attributable to FGI Industries Ltd. Shareholders	$365,038	$392,415	$175,140	$1,966,542

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic	9,500,000	9,500,000	9,500,000	9,280,220
Diluted	9,786,522	9,508,750	9,822,847	9,285,701

EARNINGS PER SHARE
Basic	$0.04	$0.13	$0.02	$0.32
Diluted	$0.04	$0.13	$0.02	$0.32

FGI INDUSTRIES LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2023	2022
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$128,598	$2,972,865
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	135,256	182,404
Share-based compensation	331,893	260,652
Provision for credit losses	31,324	102,842
Reversal of defective return	(710,643)	(1,456,022)
Foreign exchange transaction gain	(23,875)	(58,901)
Adjustment for Right of use assets	(89,093)	(2,552,649)
Deferred income (benefits) taxes	(143,090)	108,653
Changes in operating assets and liabilities
Accounts receivable	(1,627,547)	9,521,011
Inventories	3,658,593	5,276,294
Prepayments and other current assets	(1,858,888)	146,324
Prepayments and other receivables – related parties	(5,360,838)	(3,895,562)
Other noncurrent assets	568,819	655,614
Income taxes	188,964	(1,048,150)
Right-of-use assets	1,336,189	1,009,115
Accounts payable	(666,122)	(18,257,595)
Accounts payable-related parties	2,381,322	614,633
Operating lease liabilities	(946,208)	1,529,515
Accrued expenses and other current liabilities	70,299	(1,443,014)
Net cash used in operating activities	(2,595,047)	(6,331,971)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of property and equipment	—	400
Purchase of property and equipment	(274,971)	(55,450)
Prepayment for purchase of equipment and construction-in-progress	—	(1,295,924)
Net cash used in investing activities	(274,971)	(1,350,974)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments of revolving credit facility	(1,832,849)	(1,649,631)
Net proceeds from issuance of ordinary shares in IPO	—	12,370,800
Net cash (used in) provided by financing activities	(1,832,849)	10,721,169

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	5,386	(941,101)

NET CHANGES IN CASH	(4,697,481)	2,097,123
CASH, BEGINNING OF PERIOD	10,067,428	3,883,896
CASH, END OF PERIOD	$5,369,947	$5,981,019

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(560,314)	$(395,987)
Cash paid during the period for income taxes	$(350,500)	$(1,755,531)

NON-CASH INVESTING AND FINANCING ACTIVITIES
New addition on Right-of-use assets	$(7,644,734)	$—

Non-GAAP Measures

The following table reconciles Income from Operations to Adjusted Operating Income and Adjusted Operating Margins, as well as Net income to Adjusted Net Income for the periods presented.
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Income from operations	$481,690	$1,668,292	$1,059,038	$4,088,387
Adjustments:
Non-recurring IPO-related compensation	59,719	59,719	179,156	415,121
IPO legal fee	—	—	50,000	—
Business expansion expense	61,770	—	185,312	—
Adjusted income from operations	603,179	1,728,011	1,473,506	4,503,508
Revenue	$29,932,612	$38,544,062	$86,284,791	$129,928,316
Adjusted operating margins	2.0%	4.5%	1.7%	3.5%

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$343,492	$1,272,142	$128,598	$2,972,865
Adjustments:
Non-recurring IPO-related compensation	59,719	59,719	179,156	415,121
IPO legal fee	—	—	50,000	—
Business expansion expense	61,770	—	185,312	—
Total	464,981	1,331,861	543,066	3,387,986
Tax impact of adjustment at 18% effective rate	(22,961)	(10,749)	(78,334)	(74,722)
Adjusted net income	$442,020	$1,321,112	$464,732	$3,313,264